Exhibit 10.1

Registration Rights Agreement (Side Letter)

October 27, 2017
Public Sector Pension Investment Board
Attention: Managing Director, Infrastructure Investments
1250 René-Lévesque Blvd. West
Suite 1400
Montréal, Québec H3B 5E9
Canada

Ladies and Gentlemen:
Reference is made to that certain Acknowledgment and Assignment Agreement (the “Acknowledgment and Assignment Agreement”), dated as of June 16, 2017, by and among Pattern Energy Group LP (“Pattern Development 1.0”), Public Sector Pension Investment Board (“PSP”) and Pattern Energy Group Inc. (the “Company” and together with PSP, the “Parties”) pursuant to which Pattern Development 1.0 conveyed, transferred and assigned to PSP piggyback registration rights under Section 2.2 of that certain Registration Rights Agreement (the “Registration Rights Agreement”), dated as of October 2, 2013, by and among the Company and the other parties thereto.
The Parties hereby agree that the 641,025 shares of the Company’s Class A common stock, par value $0.01 per share, which have been purchased by PSP through an underwritten offering pursuant to a prospectus supplement dated October 18, 2017, as amended or supplemented from time to time, shall be considered “Registrable Shares” under the Registration Rights Agreement and shall be subject to and entitled to the benefits of the Acknowledgement and Assignment Agreement.
[The remainder of this page is intentionally left blank]

Please confirm that the foregoing correctly sets forth the agreement between the Company and PSP. This letter agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Very truly yours,

PATTERN ENERGY GROUP INC.

By:	/s/ Michael Lyon
	Name:	Michael Lyon
	Title:	CFO

CONFIRMED AND ACCEPTED,
as of the date first above written:

PUBLIC SECTOR PENSION INVESTMENT BOARD

By:	/s/ Patrick Samson
	Name:	Patrick Samson
	Title:	Authorized Signatory

By:	/s/ Michael Larkin
	Name:	Michael Larkin
	Title:	Authorized Signatory